Exhibit 99.1

     Adept Technology Reports Second Quarter Fiscal 2004 Results

   LIVERMORE, Calif.--(BUSINESS WIRE)--Jan. 21, 2004--Adept Technology, Inc. (OTCBB:ADTK), a leading manufacturer of flexible automation for the automotive, life sciences, electronics and semiconductor industries, today reported financial results for its second quarter ended December 27, 2003. Net revenues for the quarter ended December 27, 2003 were $11.5 million, an increase of 6.8% from net revenues of $10.7 million for the quarter ended December 28, 2002. Gross margin for the quarter was 37.9% versus 27.7% for the same quarter a year ago. The improvement in gross margin continues to reflect higher standard margins due to increased content of higher margin products and services and lower fixed manufacturing expenses resulting from facilities consolidation and the restructuring of the company's lease obligations for its Livermore facilities. Operating expenses for the quarter were $5.8 million, a decrease of 40.6% compared to $9.7 million for the quarter ended December 28, 2002. Adept reported a net loss of $1.6 million, or $0.07 per share, for the quarter ended December 27, 2003, versus a net loss of $6.7 million, or $0.45 per share, for the quarter ended December 28, 2002.
   Robert Bucher, Adept's Chairman and Chief Executive Officer since November 2003, commented, "During the second quarter, we saw a significant increase in shipments from our advanced line of Smart robots which generated improved gross margins from the prior quarter as the revenue mix shifted towards these higher margin products. Going forward, we intend to further stabilize our business by further focusing our sales and engineering activities on these high performance products along with an increased emphasis on Adept's customer service and support activities."
   Net revenues for the six months ended December 27, 2003 were $23.3 million, an increase of 10.8% from net revenues of $21.0 million for the six months ended December 28, 2002. Gross margin for the six months ended December 27, 2003 was 37.4% versus 23.7% for the six months ended December 28, 2002. Operating expenses for the six months ended December 27, 2003 were $11.3 million, a decrease of 46.3% as compared to $21.0 million for the six months ended December 28, 2002. Adept reported a net loss of $2.8 million, or $0.15 per share, for the six months ended December 27, 2003, versus a net loss of $15.8 million, or $1.08 per share, for the six months ended December 28, 2002. The figures above include amortization charges of $0.4 million for the six months ended December 27, 2003 and amortization and restructuring charges of $1.5 million for the six months ended December 28, 2002.
   "We have made a number of significant decisions to redirect our business efforts and have simplified our product offerings by focusing on our strengths and intellectual property," continued Mr. Bucher. "We currently plan to continue focusing our efforts on (i) our Smart line of distributed controls-based robots, (ii) improving our software application and tools and (iii) supporting our existing customer installed base and augmenting our service revenues. We will continue our wafer-handling robot program (Adept AWARD), which we expect will extend our expertise into the semiconductor capital equipment market. To maximize our overall efficiencies, we have also made the decision to expand our manufacturing outsource program and close our Orange County manufacturing facility in order to consolidate operations at our Livermore facility. We expect to complete the Orange County manufacturing consolidation by the end of the third quarter of fiscal 2004."
   Adept's cash and short-term investment balance at December 27, 2003 was $8.0 million. On November 18, 2003, the Company completed a private placement of approximately 11.1 million shares of common stock to several accredited investors for a total purchase price of $10.0 million. The investors also received warrants to purchase up to an aggregate of 5.5 million shares at an exercise price of $1.25 per share, with certain proportionate anti-dilution protections. Under the terms of these warrants, Adept may call the warrants, thereby forcing a cash exercise, in certain circumstances after its common stock has closed at or above $2.50 for twenty consecutive trading days. The financing was led by Special Situations Funds. Net proceeds from the financing after estimated costs and expenses were approximately $9.4 million. Concurrent with the completion of the financing, the Company's preferred stockholder converted its preferred stock which it acquired in 2001 into approximately 3.1 million shares of Adept common stock and surrendered its remaining shares of preferred stock to the Company. Per the terms of Adept's promissory note with its preferred stockholder, Adept repaid the $1.0 million promissory note out of the proceeds from the financing.
   Additionally, the Company reached a settlement regarding the litigation with the landlord of its San Jose facility regarding its lease obligations for that facility. Under the terms of a settlement agreement effective January 16, 2004, Adept will pay the landlord of its San Jose facility approximately $1.625 million within 10 business days of the effective date of the settlement agreement. There will be no negative income statement impact arising from Adept's payment of the settlement amount as Adept had previously recorded adequate reserves, during fiscal 2003, for the remaining unpaid rent associated with the lease obligations of its San Jose facility.

   Business Highlights

   --  Adept's PLC Server robotic interface is approved by Rockwell
        Automation for participation in its prestigious Encompass program.

   -- Adept reaches settlement agreement with San Jose facility landlord to terminate and settle all past and existing lease obligations.

   -- Adept completes a $10.0 million private placement led by Special Situations Funds.

   -- Adept announces new chairman and CEO and other management team changes.

   Adept's Outlook

   The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not reflect the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release.

   -- The company expects net revenues for the third quarter of fiscal 2004 to be flat to up slightly from second quarter fiscal 2004 net revenues of approximately $11.5 million.

   -- The company expects a slight improvement in its gross margin percentage for the third quarter of fiscal 2004.

   -- Operating expenses in the third quarter of fiscal 2004 are expected to remain relatively flat.

   --  The cash balance as of the end of the third quarter of fiscal
        2004 is expected to be approximately $6.0 million.

   --  Depreciation and amortization is expected to be approximately
        $0.7 million in the third quarter of fiscal 2004.

   -- The company expects to incur a charge in the third quarter of fiscal 2004 in connection with the consolidation of its Orange County manufacturing facility.

   Investor Conference Call

   Robert Bucher, Chairman and Chief Executive Officer and Michael Overby, Vice President and Chief Financial Officer will host an investor conference call today, January 21, 2004 at 5:00 p.m. Eastern Time to review the company's financials and operations for the second quarter of fiscal 2004. The call will include statements regarding the company's anticipated financial performance in the third quarter of fiscal 2004. These statements will be forward-looking, and actual results may differ materially. The company intends to continue its practice of not updating forward-looking statements until its next quarter end results announcement. The call will be open to all interested investors through a live audio Web broadcast via the Internet at www.streetevents.com or may be accessed through the investor relations section of our website at www.adept.com. For those who are not available to listen to the live broadcast, the call will be archived at www.adept.com, www.streetevents.com and www.fulldisclosure.com. A telephonic playback of the conference call will also be available for five business days from Wednesday, January 21, 2004 to Wednesday, January 28, 2004. Listeners should call 800-428-6051 and use PIN No. "325023."

   This press release contains certain forward-looking statements including statements regarding cash balances, expenses including restructuring charges, revenue and future operating results that involve a number of risks and uncertainties. The company's actual results could differ materially from those expressed in any of the above forward-looking statements for a variety of reasons, including but not limited to, its customers ability to pay invoices in a timely manner, the risk that some of its customers may become insolvent, future economic, competitive and market conditions including those in Europe and Asia and those related to the company's strategic markets; the financial and operating risks and regulatory requirements associated with the company's international operations; the company's limited cash resources, continuing operating losses and negative cash flow which could impair the company's operations and revenue generating activities; the risk associated with the effectiveness of the company's restructuring activities; integration risks associated with our recently initiated management reorganization; the cyclicality of capital spending of the company's customers, including in the semiconductor industry and lack of long-term customer contracts; the company's dependence on the continued growth of the intelligent automation market; the company's highly competitive industry; rapid technological change within the intelligent automation industry; the lengthy sales cycles for the company's products; the company's significant fixed costs which are not easily reduced; the risks associated with sole or single sources of supply and lengthy procurement lead times; the risks associated with the seasonality of the company's products; the risks associated with acquisitions, including integration risks associated with our previous acquisitions; the risks associated with product defects; the potential delays associated with the development and introduction of new products or software releases; decreased acceptance of the company's new or current products in the marketplace; or the company's ability to sell its products through systems integrators and original equipment manufacturers who may also promote competing products.
   For a discussion of additional risk factors relating to Adept's business, see Adept's annual report on Form 10-K for the fiscal year ended June 30, 2003, as amended, and Adept's quarterly report on Form 10-Q for the fiscal quarter ended September 27, 2003, including the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations contained therein.

   Adept Technology, Inc. designs, manufactures and markets intelligent production automation solutions to its customers in many industries including the food, electronics/communications, automotive, appliance, semiconductor, original equipment manufacturer, or OEM, and life sciences industries. Adept utilizes its comprehensive product portfolio of high precision mechanical components, solid state controllers and application development software (not generally sold separately) to deliver automation solutions that meet its customer's increasingly complex manufacturing requirements. Adept was incorporated in California in 1983. More information is available at www.adept.com.



                        ADEPT TECHNOLOGY, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)
                 (in thousands, except per share data)



                           Three months ended      Six months ended
                          --------------------   ---------------------
                           Dec. 27,   Dec. 28,     Dec. 27,   Dec. 28,
                            2003       2002         2003       2002
                          ---------  ---------   ----------  ---------
                              (unaudited)            (unaudited)

Net revenues               $11,480    $10,748     $23,297     $21,023
Cost of revenues             7,130      7,773      14,575      16,032
                          ---------  ---------   ----------  ---------
Gross margin                 4,350      2,975       8,722       4,991
Operating expenses:
   Research, development
    and engineering          1,857      3,071       3,719       6,593
   Selling, general and
    administrative           3,755      6,477       7,202      12,920
   Restructuring expenses       --         --          --       1,136
   Amortization of other
    intangibles                178        199         356         348
                          ---------  ---------   ----------  ---------
Total operating expenses     5,790      9,747      11,277      20,997
                          ---------  ---------   ----------  ---------

Operating loss              (1,440)    (6,772)     (2,555)    (16,006)

Interest income (expense),
 net                          (131)        30        (263)        209
                          ---------  ---------   ----------  ---------

Loss before income taxes    (1,571)    (6,742)     (2,818)    (15,797)

Provision for income taxes       6         --          19          31
                          ---------  ---------   ----------  ---------

Net loss                    (1,577)    (6,742)     (2,837)    (15,828)
                          =========  =========   =========   =========


Basic and diluted net loss
 per share:                $ (0.07)   $ (0.45)    $ (0.15)    $ (1.08)
                          =========  =========   =========   =========


Basic and diluted number
 of shares used in
 computing per share
 amounts                    21,794     15,074      18,594      14,701
                          =========  =========   =========   =========





                        ADEPT TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)


                                           December 27,      June 30,
                                              2003            2003*
                                          -------------    -----------
                                           (unaudited)
ASSETS

Current assets:
   Cash, cash equivalents and short
    term investments                          $8,011          $3,234
   Accounts receivable, less allowance
    for doubtful accounts of $1,493 at
    December 27, 2003 and $1,124 at
    June 30, 2003                             12,585          10,948
   Inventories                                 8,217           7,122
   Prepaid expenses and other current
    assets                                     1,094             717
                                          -------------    -----------

        Total current assets                  29,907          22,021

Property and equipment at cost                11,401          11,751
Less accumulated depreciation and
 amortization                                  9,179           8,591
                                          -------------    -----------
Net property and equipment                     2,222           3,160

Goodwill                                       7,671           7,671
Other intangibles, net                           820           1,176
Other assets                                   1,492           1,753
                                          -------------    -----------

        Total assets                         $42,112         $35,781
                                          =============    ===========

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED
 STOCK AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Accounts payable                           $6,692          $6,094
   Other accrued liabilities                   6,360           5,624
   Accrued restructuring charges               2,872           3,122
                                          -------------    -----------

        Total current liabilities             15,924          14,840

Commitments and contingencies

Long term liabilities:
   Restructuring charges                         166             383
   Subordinated convertible note               3,000           3,000
   Other long term liabilities                 3,063           4,141

Redeemable convertible preferred stock            --          25,000

Total shareholders' equity (deficit)          19,959         (11,583)
                                          -------------    -----------

        Total liabilities and
         shareholders' equity (deficit)      $42,112         $35,781
                                          =============    ===========

*Based on audited information included on Form 10-K for fiscal year ended June 30, 2003.

    CONTACT: Adept Technology, Inc.
             Val Cureton, 925-245-3490 (Press)
             info@adept.com
             Michael Overby, 925-245-3423 (Investor Relations) investor.relations@adept.com